EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 18, 2003 relating to the consolidated financial statements, which appears in the Company's Annual Report on Form 10-K for the year ended December 31, 2002.


/s/  PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP
San Jose, California
June 30, 2003


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